Exhibit 10.20

EQUITY INTEREST PLEDGE AGREEMENT

THIS EQUITY INTEREST PLEDGE AGREEMENT (this “Agreement”) is entered into by and between the following parties effective as of January 1, 2008.

Pledgee: Recon Technology (Jining) Co., Ltd. (“Party A”)

Registered address: Chuang Ye Zhong Xin, High Tech Zone, Jining, Shandong Province, People’s Republic of China (“PRC”).

Pledgor: Li Hongqi (“Party B”)

ID No.: 370802197411182139

Address: #11, Huan Bi Quan Road, Shi Zhong District, Jining City, Shandong Province, PRC.

Each of Party A and Party B is referred to as a “Party”, and Party A and Party B are referred to collectively as the “Parties”.

WHEREAS:

1.	Party A is a wholly foreign-owned enterprise duly established and valid existing under the laws of the PRC. Party A and Jining ENI Energy Technology Co., Ltd. (the “Company”) entered into an Exclusive Technical Consulting Service Agreement effective as of January 1, 2008 (the “Service Agreement”).

2.	Party B, a citizen of the PRC holds a 40% equity interest in the Company, which is a limited liability company duly established and valid existing in Beijing under the laws of the PRC.

3.	Pursuant to the Service Agreement, the Company shall make certain payments to Party A in consideration of the consulting services provided by Party A thereunder. In order to ensure that Party A collects the Consulting Fee from the Company as provided in the Service Agreement, Party B is willing to pledge all of its equity interest in the Company to Party A as security to ensure that Party A collects the Consulting Fee under the Service Agreement.

NOW THEREFORE, intending to be bound hereby, the Parties hereto agree as follows:

Article 1 Definitions

Unless it is otherwise stipulated, for the purpose of this Agreement, the following terms shall have the following meanings:

1.1	“Event of Default” means any event in accordance with Article 7 hereunder.

1.2	“Equity Interest” means the 40% equity interest in the Company legally held by Party B and any other equity interest in the Company which may be held by Party B in the future;

1.3	“Force Majeure Event” means any event that is out of the control of each party and that would be unavoidable or insurmountable even if the party affected by such event paid reasonable attention to it. Force Majeure Event shall include, but not be limited to government actions, natural disasters, fire, explosion, typhoons, floods, earthquakes, tide, lightning and war. However, any lack of credit, assets or financing shall not be deemed a Force Majeure Event.

1.4	“Notice of Default” means the notice of default issued by Party A in accordance with this Agreement.

1.5	“Pledge” has the full meaning assigned to that term in Article 2 of this Agreement.

1.6	“Rate of Pledge” means the ratio between the value of the Pledge under this Agreement and the Consulting Fees under the Service Agreement.

1.7	“Service Agreement” means the Exclusive Technical Consulting and Service Agreement entered into by and between the Company and Party A.

1.8	“Term of Pledge” means any event in accordance with Article 7 hereunder.

Article 2 Pledge

2.1	Party B agrees to pledge all of its Equity Interest in the Company to Party A as a guarantee for the Consulting Fees payable to Party A under the Service Agreement.

2.2	Party A, by virtue of the Pledge, shall be entitled to have priority in receiving payment or proceeds from the auction or sale of the Equity Interest pledged by Party B to Party A.

Article 3 Rate of Pledge and Term of Pledge

3.1	The Rate of Pledge shall be 100% under this Agreement.

3.2	The Term of Pledge

3.2.1	The Pledge shall be effective as of the date that the Pledge is recorded in the register of shareholders of the Company and shall remain effective so long as this Agreement remains in effect.

3.2.2	During the Term of Pledge, Party A shall be entitled to foreclose on the Pledge in accordance with this Agreement in the event that the Company fails to pay the Consulting Fees in accordance with the Service Agreement.

3.2.3	Except as otherwise provided hereunder, Party A shall be entitled to exercise, dispose of or assign the Pledge in accordance with this Agreement.

Article 4 Physical Possession of Documents

4.1	During the Term of Pledge, Party A shall be entitled to possess the contribution certificate of the Equity Interest (the “Contribution Certificate”) and the register of shareholders of the Company. Party B shall deliver the Contribution Certificate and the register of shareholders hereunder to Party A within one week after the execution date of this Agreement.

4.2	Party A shall be entitled to collect the dividends from the Equity Interest during the term of the Pledge.

Article 5 Representations and Warranties of Party B

5.1	Party B is the legal owner of the Equity Interest.

5.2	Except as otherwise provided hereunder, Party A shall not be interfered with by any parties at any time when Party A is exercising its rights in accordance with this Agreement.

5.3	Except as otherwise provided hereunder, Party A shall be entitled to exercise, dispose of or assign the Pledge in accordance with this Agreement.

5.4	Party B shall not pledge or encumber the Equity Interest to any other person except for Party A.

Article 6 Covenant of Party B

6.1	During the effective term of this Agreement, Party B covenants to Party A as follows:

6.1.1	Except for the transfer of the Equity Interest by Party B, Party A and the Company, as contemplated by the Exclusive Equity Interest Purchase Agreement entered into by and between Party B and Party A, Party B shall not transfer or assign the Equity Interest, or create or permit to be created any pledges which may have an adverse effect on the rights or benefits of Party A without prior written consent from Party A.

6.1.2	Party B shall comply with and implement all laws and regulations with respect to the right of pledge, present to Party A any notices, orders or suggestions with respect to the Pledge issued or made by the competent authority after receiving such notices, orders or suggestions and comply with such notices, orders or suggestions, or object to the foregoing matters at the reasonable request of Party A or with the written consent of Party A.

6.1.3	Party B shall timely notify Party A of any events or the receipt of any notices which may affect the Equity Interest or any part of its right, which may change any of Party B’s convenants and obligations under this Agreement or which may affect Party B’s performance of its obligations under this Agreement.

6.2	Party B agrees that Party A’s right to exercise the Pledge shall not be suspended or hampered through legal procedure by Party B or any successors of Party B or any person authorized by Party B.

6.3	Party B warrants to Party A that in order to protect or perfect the security over the payment of the Consulting Fees under the Service Agreement, Party B shall execute in good faith and cause other parties who may have any interest in the Pledge to execute all title certificates, contracts or other documents, and/or perform and cause other parties who have any interest to take action as required by Party A and provide access to exercise the rights and authorization vested in Party A under this Agreement, and execute all the documents with respect to the Equity Interest and promptly provide all the notices, orders and decisions regarded as necessary by Party A to Party A within a reasonable time.

6.4	Party B warrants to Party A that Party B will comply with and perform all the guarantees, covenants, agreements, representations and conditions for the benefit of Party A. Party B shall indemnify Party A for all the losses suffered by Party A in the event that Party B does not perform or fully perform its guarantees, covenants, agreements, representations or conditions hereunder.

Article 7 Events of Default

7.1	The occurrence of any of the events listed below shall be deemed an Event of Default:

7.1.1	The Company fails to make full payment of the Consulting Fees as scheduled under the Service Agreement.

7.1.2	Party B makes any misleading or fraudulent representations or warranties under Article 5 herein, and/or Party B violates any warranties under Article 5 herein.

7.1.3	Party B violates any of the covenants under Article 6 herein.

7.1.4	Party B violates any terms or conditions herein.

7.1.5	Party B waives the pledged Equity Interest or transfers or assigns the pledged Equity Interest without the prior written consent of Party A, except as provided by Article 6.1.1 herein.

7.1.6	Any external loan, security, compensation, covenant or other compensation liability of Party B (1) is required to be repaid or performed prior to its scheduled date; or (2) is due but is not repaid or performed as scheduled.

7.1.7	Party B is incapable of repaying its general debt or other debt.

7.1.8	Party A determines that the performance of this Agreement is illegal for any reason.

7.1.9	Any approval, permit or authorization needed to perform this Agreement or to validate this Agreement is withdrawn, suspended, invalidated or materially revised.

7.1.10	The property of Party B adversely changes and causes Party A to conclude that the capability of Party B to perform the obligations herein under this Agreement is impaired.

7.1.11	The successors or assigns of the Company are only entitled to perform a portion of or refuse to perform the payment liability under the Service Agreement.

7.1.12	Other circumstances whereby Party A determines that its rights hereunder have been impaired.

7.2	Party B shall immediately notify Party A in writing if Party B becomes aware of or finds that any event under Article 7.1 herein or any event that may result in an Event of Default has occurred or is occurring.

7.3	Unless the Event of Default under Article 7.1 herein has been remedied to Party A’s sole and absolute satisfaction, Party A, at any time during the Event of Default or thereafter, may give a written Notice of Default to Party B and require Party B to immediately make full payment of the outstanding technical consulting and service fees under the Service Agreement and other payables or foreclose on the Pledge in accordance with Article 8 herein.

Article 8 Exercise of the Right of Pledge

8.1	Party B shall not transfer or assign the Equity Interest without prior written approval from Party A prior to the full repayment of the Consulting Fees under the Service Agreement.

8.2	Party A shall give Notice of Default to Party B when Party A exercises its right to foreclose on the Pledge.

8.3	Subject to Article 7.3, Party A may exercise the right to foreclose on the Pledge at any time provided Party A gives the Notice of Default pursuant to Article 7.3.

8.4	Party A is entitled to have priority in receiving payment or proceeds from the auction or sale of all or part of the Equity Interest pledged herein in accordance with applicable law until the Consulting Fees and all other payables under the Service Agreement are repaid.

8.5	Party B shall not hinder Party A from foreclosing on the Pledge in accordance with this Agreement and shall give necessary assistance so that Party A may effectively realize the value of the Pledge.

Article 9 Transfer or Assignment

9.1	Party B shall not transfer or assign any rights or obligations herein without the prior written consent of Party A, which shall be in Party A’s sole and absolute discretion. Party B understands that any transferee or assignee shall be required to be bound hereby.

9.2	Party A may transfer or assign all or any rights and obligations under the Service Agreement to any person (natural person or legal entity) at any time without the consent of Party A. Any transferee or assignee shall enjoy and undertake the same rights and obligations herein of Party A as if the assignee were a party hereto. If Party A transfers or assigns the rights and obligations under the Service Agreement, the Service Agreement will continue in full force and effect without need for execution of further documents.

9.3	This Agreement shall be binding upon and inure to the benefit of Party A and its successors and assigns and shall be effective as to Party B and any of its permitted successors and assigns.

Article 10 Termination

10.1	This Agreement shall remain in full force and effect so long as the Service Agreement remains in effect.

Article 11 Formalities Fees and Other Expenses

11.1	Party B shall be responsible for all the fees and actual expenditures in relation to this Agreement, including but not limited to, legal fees, costs of production, stamp tax and any other taxes and charges. If Party A pays any such fees on behalf of Party B, Party B shall promptly reimburse Party A in full. Nothing in the foregoing sentence shall be construed to require Party A to pay any such fees.

11.2	Party B shall be responsible for all the fees, including, but not limited to, any taxes, formalities fees, management fees, litigation fees, attorneys’ fees, and various insurance premiums in connection with disposition of the Pledge incurred by Party B by virtue of Party B’s failure to pay any taxes, fees or charges in accordance with this Agreement.

Article 12 Force Majeure

12.1	If the fulfillment of this Agreement is delayed or blocked due to a Force Majeure Event, the party affected by such a Force Majeure Event shall be free from any obligation to the extent of the delay or holdback. The party claiming the occurrence of a Force Majeure Event shall provide the other party with the steps of fulfilling the obligations of this Agreement.

12.2	Performance under this Agreement shall be suspended during the existence of such Force Majeure Event, provided the Party claiming the existence of the Force Majeure Event has notified the other Party of the existence of such Force Majeure Event and has used reasonable best efforts to perform under the Agreement. Both Parties agree to use reasonable best efforts to resume performance of this Agreement if the reason for exemption has been corrected or remedied.

Article 13 Dispute Settlement

13.1	This Agreement shall be governed by and construed in all respects in accordance with the laws of the PRC.

13.2	The Parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through mutual agreement and negotiation. In case no settlement can be reached through consultation, each Party can submit such matter to the China International Economic and Trade Arbitration Committee for arbitration according its current effective arbitration rules. The arbitration shall be held in Beijing. The arbitration proceedings shall be conducted in Chinese. The arbitration award shall be final and binding upon the Parties. The arbitration award may be submitted to the applicable PRC court for enforcement.

Article 14 Notices

14.1	Any notice or other communication under this Agreement shall be in Chinese and be sent to the address first written above or other address as may be designated from time to time by hand delivery or mail or facsimile. Any notice required or given hereunder shall be deemed to have been served: (a) on the same date if sent by hand delivery; (b) on the tenth date after posting if sent by air-mail, (c) on the fourth date if sent by the professional hand delivery which is acknowledged worldwide; and (d) the receipt date displayed on the transmission confirmation notice if sent by facsimile.

Article 15 Appendix

15.1	The Appendix of this Agreement as attached hereto is the part of this Agreement.

Article 16 Effectiveness

16.1	This Agreement is effective as of the date above first written. Any amendments, supplements and modifications shall be in writing and shall be effective upon execution by the Parties thereto.

16.2	This Agreement is made in Chinese and English in one or more original or facsimile counterparts. The Chinese version will prevail in the event of any inconsistency between the English and any Chinese translations thereof.

[THIS SPACE IS INTENTIONALLY LEFT BLANK]

This page is the signing page of this Equity Interest Pledge Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above written.

Party A: Recon Technology (Jining) Co., Ltd.

By:	/s/ Yin Shenping
Name:	Yin Shenping
Its:	Chief Executive Officer

Party B: Li Hongqi

/s/ Li Hongqi
Li Hongqi

APPENDIX

1.	The register of the shareholders of the Company

2.	The Contribution Certificate of the Company

3.	The Exclusive Technical Consulting Service Agreement.